SCHEDULE 14A INFORMATION

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CENTILLIUM COMMUNICATIONS, INC.

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Centillium Communications, Inc. 47211 Lakeview Boulevard Fremont, California 94538 (510) 771-3700 Faraj Aalaei Chief Executive Officer

May 5, 2003

To Our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Centillium Communications, Inc. to be held on Wednesday, June 11, 2003, at 2:00 p.m. Pacific Time at our corporate headquarters in Fremont, California. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the enclosed Notice of Annual Meeting and Proxy Statement.

Also enclosed in this mailing, in addition to this document, are our 2002 Annual Report, which contains information about Centillium’s business, including our 2002 financial statements; a proxy card for you to record your vote; and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your representation at the annual meeting, if you do not attend in person. Please review the instructions on the proxy card regarding specific instructions on how to vote by proxy.

Thank you for your ongoing support of, and continued interest in, Centillium.

Sincerely,

Faraj Aalaei Chief Executive Officer

CENTILLIUM COMMUNICATIONS, INC. 47211 Lakeview Boulevard Fremont, California 94538 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held June 11, 2003

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Centillium Communications, Inc. will be held at our corporate headquarters, 47211 Lakeview Boulevard, Fremont, California 94538, on Wednesday, June 11, 2003, at 2:00 p.m., Pacific Time, for the following purposes:

1.  To elect three Class III directors, each for a term of three years;

2.  To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003; and

3.  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 18, 2003 are entitled to vote at the meeting or any adjournment thereof.

All stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting, to assure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed return envelope. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

Arthur F. Schneiderman Secretary

Fremont, California

May 5, 2003

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on June 11, 2003. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2002 Annual Report, a proxy card to record your vote and a return envelope are also enclosed.

Q:	What proposals will be voted on at the annual meeting?

A:	There are two proposals scheduled to be voted on at the annual meeting:

•	the election of three directors, each to serve terms of three years; and

•	the ratification of the appointment of Ernst & Young LLP as our independent auditors.

Q:	What is the Board’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares “FOR” each of the director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors.

Q:	Which of my shares can be voted?

A:	You can vote all shares you owned as of the close of business on April 18, 2003. These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to Centillium or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting. You may vote by granting a proxy for those shares you hold directly as the stockholder of record or, for shares held in street name, by submitting voting instructions to your broker or nominee using the voting instruction card provided by your broker or nominee.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

Q:	What is the voting requirement to approve each of the proposals?

A:	The three director nominees receiving the highest number of affirmative votes of the shares present or represented at the annual meeting and entitled to vote shall be elected as Class III directors. The ratification of Ernst & Young LLP as our independent auditors requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described below in “What is the quorum requirement for the annual meeting?” In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not considered entitled to vote.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce the preliminary voting results at the annual meeting and publish the final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2003, which will be filed by mid-August.

Q:	What happens if additional proposals are presented at the annual meeting?

A:	Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the person named as proxy holder, Darrel Slack, our Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of the nominees is not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What is the quorum requirement for the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted as of April 18, 2003. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Who will count the vote?

A:	A representative of Mellon Investor Services will tabulate the votes and act as the Inspector of Elections.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Centillium or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board of Directors. Occasionally, stockholders provide written comments on their proxy card which are then forwarded to management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Centillium will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations. In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than January 7, 2004, and should contain such information as required under our bylaws. Such proposals will need to comply with the U.S. Securities and Exchange Commission’s regulations regarding the inclusion of stockholder proposals in Centillium-sponsored proxy materials.

You may contact our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CENTILLIUM COMMUNICATIONS, INC. PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting proxies to be used at our annual meeting of stockholders to be held at our corporate headquarters, 47211 Lakeview Boulevard, Fremont, California 94538, on Wednesday, June 11, 2003, at 2:00 p.m., Pacific Daylight Time, or at any adjournment of the annual meeting.

This proxy statement, the accompanying proxy card and our 2002 Annual Report were mailed on or about May 5, 2003, to all stockholders entitled to vote at the meeting.

Who Can Vote

Record holders of our common stock at the close of business on April 18, 2003, may vote at the meeting. On April 18, 2003, 35,292,336 shares of our common stock were outstanding. Each stockholder has one vote for each share of common stock. Our common stock does not have cumulative voting rights.

How to Vote

Stockholders may vote by mail by signing, dating and mailing the enclosed proxy card. Stockholders who hold their shares through a bank or broker should vote their shares in the manner prescribed by their brokers. If you do not specify how to vote your shares on your proxy card, we will vote them in accordance with the recommendations of our Board of Directors for the proposals described in this proxy statement and on any other business that may come before the meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	sending a written notice of revocation to the Secretary of Centillium;

•	submitting a properly signed proxy with a later date; or

•	voting in person at the meeting.

Required Votes

A majority of the shares of common stock issued and outstanding on April 18, 2003, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN” or “WITHHELD” from a proposal are treated as being present at the meeting for purposes of establishing a quorum.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don’t have discretionary voting authority and haven’t received instructions as to how to vote on those proposals (so-called “broker non-votes”) are not considered “shares present” and will not affect the outcome of the vote.

PROPOSAL ONE:    ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. There are currently two directors in each of Class I and Class II and three directors in Class III. Three Class III directors will be elected at this Annual Meeting for a three-year term ending in 2006. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for one of the nominees, we will vote your shares for that other person.

Nominees

Name of Nominee	Age	Principal Occupation
Faraj Aalaei	42	Chief Executive Officer, Centillium
Jere Drummond	63	Vice Chairman (retired), BellSouth Corp.
Shahin Hedayat	43	President, Centillium

Set forth below are each nominee’s principal occupation during the past five (5) years. There are no family relationships among any directors or executive officers of Centillium.

Faraj Aalaei is our Chief Executive Officer and one of our co-founders. Mr. Aalaei served as our Vice President, Marketing and Business Development, from our inception in February 1997 until January 2000, when he was named Chief Executive Officer. Prior to co-founding our Company, Mr. Aalaei was Director of Access Products at Fujitsu Network Communications, Inc., a designer and manufacturer of fiber-optic transmission and broadband switching platforms, from October 1993 to February 1997. Mr. Aalaei received a B.S. in Electrical Engineering from Wentworth Institute of Technology, an M.S. in Electrical Engineering from the University of Massachusetts and an M.B.A. from the University of New Hampshire.

Jere Drummond has served on our Board of Directors since May 2000. Mr. Drummond has been a senior executive at BellSouth Corp. since 1982, retiring as BellSouth’s Vice Chairman on December 31, 2001. Mr. Drummond is a corporate director of AirTran Holdings, Inc. and Borg-Warner Automotive, Inc. He also serves on the boards of several non-profit organizations, including the Atlanta Symphony Orchestra, the Robert W. Woodruff Arts Center in Atlanta, and The Science and Technology Museum of Atlanta. He is also a trustee of the Georgia Tech Foundation, the Georgia State University Foundation, Atlanta Landmarks, and Darlington School. A native of Rome, Georgia, Mr. Drummond graduated from Georgia Institute of Technology and holds Master’s Degrees from Georgia State University and Massachusetts Institute of Technology (MIT), where he was a Sloan Fellow.

Shahin Hedayat is our President and one of our co-founders. Mr. Hedayat served as our Vice President, Engineering, Chief Technical Officer and a Director from our inception in February 1997 until January 2000, when he was named President. Mr. Hedayat has more than 18 years experience in the semiconductor industry. From September 1985 to February 1997, Mr. Hedayat held various positions at Cirrus Logic, including Vice President of Engineering for Computer Telephony products. He was the architect of V.32bis and V.34 products, which achieved multi-million unit shipments. Mr. Hedayat holds seven U.S. patents. Mr. Hedayat received a B.S. and an M.S. in Electrical Engineering from the University of Michigan at Ann Arbor.

Required Vote; Recommendation of the Board

The three nominees for director receiving the highest number of affirmative votes of shares entitled to be voted for them shall be elected as Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE REELECTION OF FARAJ AALAEI, JERE DRUMMOND AND SHAHIN HEDAYAT AS CLASS III DIRECTORS.

Directors Not Standing for Election

The members of our Board of Directors whose terms do not expire at this year’s annual meeting and who therefore are not standing for election at this year’s annual meeting are set forth below.

Name	Age	Class and Year in Which Term Expires	Principal Occupation
Kamran Elahian	48	Class II, 2005	General Partner, Global Catalyst Partners
Irwin Federman	67	Class I, 2004	General Partner, U.S. Venture Partners
Robert C. Hawk	63	Class I, 2004	President, Hawk Communications
Lip-Bu Tan	43	Class II, 2005	Chairman, Walden International

Kamran Elahian is one of our co-founders and has served as Chairman of the Board since we started operations in April 1997. Mr. Elahian has co-founded eleven Silicon Valley companies since 1981, including CAE Systems, a computer-aided engineering software company; Cirrus Logic, a semiconductor company; Momenta Corporation, a pen-based computer company; NeoMagic, a multimedia accelerator IC company; Planetweb, an Internet appliance software company; Actelis Networks, a broadband communications system company; Global Catalyst Partners, a venture capital fund for investments in communications product companies; Informative, an Internet software company; Entopia, a knowledge management software company; and Greenfield Networks, a telecommunications IC company; he also founded Schools Online, a non-profit organization bringing the power of the Internet to the disadvantaged schools around the world. In addition, Mr. Elahian currently serves as the Chairman of Global Catalyst Partners, Planetweb, Actelis Networks, Informative, Entopia, Probix, Greenfield Networks, and UltraDots. Mr. Elahian holds a B.S. in Computer Science, a B.S. in Mathematics and an M.E. in Computer Graphics from the University of Utah.

Irwin Federman has served on our Board of Directors since May 1998. Mr. Federman has been a general partner of U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Federman serves on the boards of directors of Check Point Software Technologies, Inc., a network security software company; Netro Corporation, a broadband wireless access systems company; Nuance Communications, Inc., a speech recognition software company; SanDisk Corporation, a solid-state storage system company; and various privately-held companies. Mr. Federman holds a B.S. degree in Economics from Brooklyn College.

Robert C. Hawk has served on our Board of Directors since November 1997. Mr. Hawk is President of Hawk Communications, Inc., a telecommunications company, and retired President and Chief Executive Officer of U.S. West Multimedia Communications, Inc., where he headed the cable, data and telephone communications business from 1985 to 1996. Previously, he was President of the Carrier Division of U.S. West. Mr. Hawk also served as Vice President of Marketing and Strategic Planning for CXC Corporation, and as a director of Advanced Systems Development for AT&T/American Bell, a telecommunications company. Mr. Hawk currently serves on the boards of Covad Communications Company and several private companies. Mr. Hawk holds a B.A. in Business Administration from the University of Iowa and an M.B.A. from the University of San Francisco.

Lip-Bu Tan has served on the Board of Centillium Communications since April 1997. Mr. Tan is the Founder and Chairman of Walden International, a venture capital firm. Mr. Tan is currently a director of Actelis Networks, Calypto Design Systems, CommVerge Solutions, Creative Technology, Flextronics, Greenfield Networks, Inphi Corporation, ISSI, Leadis Technology, Mindtree Consulting, Multiplex, Probix, Planetweb, Silterra, SINA.com, SMIC, Terawave Communications, United Platform Technologies, Vivato and Xponent Photonics. Mr. Tan holds an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology, an M.B.A. from the University of San Francisco, and a B.S. in Physics from Nanyang University, Singapore.

Board Meetings and Committees

Our Board of Directors held seven meetings during 2002. Each director attended at least 85% of the total number of meetings of the Board of Directors during fiscal 2002.

The Board of Directors currently has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not currently have a Nominating Committee or a committee performing the functions of a Nominating Committee.

Audit Committee

The Audit Committee is currently comprised of Mr. Federman, Mr. Hawk and Mr. Tan. The Board of Directors has determined that each of the members of the Audit Committee is “independent” within the meaning of the Nasdaq listing standards. The Audit Committee met seven times during 2002 and each committee member attended at least 70% of the meetings. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board of Directors have established, and the Company’s audit and financial reporting process, and to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors.

Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors concerning the salaries and other compensation paid to the executive officers, the granting of employee stock options and other compensation-related issues. The Compensation Committee is currently comprised of Mr. Hawk and Mr. Tan. Executive compensation matters were addressed at the meetings of the Board of Directors and once by unanimous written consent of the Compensation Committee, as such, the Compensation Committee did not meet in separate sessions during 2002.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors established the Compensation Committee in April 1999. Prior to establishing the Compensation Committee, our Board of Directors as a whole performed the functions delegated to the Compensation Committee. No member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members has been an officer or employee of Centillium.

Compensation of Directors

Directors who are also our employees (currently Mr. Aalaei and Mr. Hedayat) receive no additional or special remuneration for serving as directors.

Non-employee directors are eligible to receive options to purchase shares of our common stock. These options are issued under our Amended and Restated 1997 Stock Plan, which provides for grants of stock options to non-employee directors. Beginning in March 2002, non-employee Directors began receiving compensation of $1,500 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended via conference call. Directors receive options to purchase 5,000 shares of our common stock annually under the 1997 Plan, which shares will vest after one year.

From time to time, the Board of Directors may, in its discretion, make option grants to non-employee directors to provide adequate incentives to attract and retain qualified outside directors. In March 2002, Messrs. Federman, Hawk and Tan, as members of the Audit Committee, received a grant of 2,000 shares that vest in one year. Also in August of 2002, each of our non-employee directors, Messrs. Drummond, Elahian, Federman, Hawk and Tan received a grant of 5,000 shares that vest in one year. The exercise price of options granted to members of our Board of Directors has in each case been equal to the fair market value of our common stock on the date of grant.

During 2000, we entered into a change of control severance agreement with Mr. Elahian, Chairman of the Board of Directors. Under the terms of the agreement, if within 18 months following a change of control, as defined in the agreement, (1) Mr. Elahian terminates his position as Chairman of the Board of Directors with the Company for good reason, as defined in the agreement, (2) the Company terminates his position without cause, as defined in the agreement, or (3) the Chairman dies or terminates his position due to disability, as defined in the agreement, Mr. Elahian is entitled to the accelerated vesting of all of the Chairman’s then outstanding options to purchase our common stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three directors, each of whom is independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Board of Directors has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as Centillium’s independent auditors. Management is responsible for financial reporting process and internal controls. The independent auditors are responsible for performing an independent audit of Centillium’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in Centillium’s 2002 Annual Report with management and the independent auditors.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from Centillium and our management, including the written disclosures submitted to the Audit Committee by the independent auditors as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Centillium’s Annual Report on Form 10-K/A for the year ended December 31, 2002.

Audit Committee of the Board of Directors

Irwin Federman

Robert C. Hawk

Lip-Bu Tan

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, comprised of non-employee directors, sets, reviews and administers our executive compensation program. The role of the Compensation Committee is to establish and approve the compensation of our Chief Executive Officer and our other executive officers.

Compensation Philosophy.    Our compensation philosophy is that cash incentive compensation of executive officers should be directly linked to our short-term performance and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. The use of stock options clearly links the interests of our officers and employees to the interests of our stockholders. In addition, the Compensation Committee believes that total compensation packages must be competitive with other companies in the industry to ensure that Centillium can continue to attract, retain and motivate key employees who are critical to our long-term success.

Components of Executive Compensation.    The principal components of executive compensation are currently base salary, cash bonus and stock options.

Base salaries are set based on competitive factors and the historic salary structure for various levels of responsibility within Centillium. The Compensation Committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. Generally, salaries are set in the middle of the range. In addition, we rely on variable compensation in order to emphasize the importance of performance.

The principal equity component of executive compensation is our employee stock option program. Stock options are generally granted when an executive joins us and additional options may be granted from time-to-time thereafter. The options granted to executives generally vest over a four (4) year period, although exceptions may be made when deemed necessary or appropriate. We intend to grant additional options to executive officers from time-to-time based on performance and potential. Stock options provide a means of retention and motivation for our senior level executives and also align the executive’s interests with long-term stock price appreciation. In addition, executives are eligible to participate in a payroll deduction employee stock purchase plan pursuant to which stock may be purchased at 85% of the fair market value at the beginning or end of each offering period, whichever is less (up to a maximum of $25,000 worth of stock per calendar year or 10% of salary, whichever is less).

Other elements of executive compensation include the ability to participate in a company-wide life insurance program, supplemental life insurance, long-term disability insurance, company-wide medical benefits and the ability to defer compensation pursuant to a company-wide 401(k) plan.

We instituted a bonus program in 2001 open to all employees, including our Executive Officers, as part of our incentive and retention policy. This bonus program is based on Company financial goals. Employees are eligible to participate based on their level of responsibility, and provided that they are employed at least two months prior to the beginning of each bonus period, are employed full time during the bonus period, and are employed at the time the bonus is to be paid. Employees, including Executive Officers, are also eligible for individual bonuses in the case of exemplary performance.

Chief Executive Officer Compensation.    Compensation for Faraj Aalaei, our Chief Executive Officer, is consistent with the philosophies and practices described above for executive officers in general. During 2002, Mr. Aalaei was paid a cash salary of $296,885, received $3,959 in connection with his participation in the Company bonus program, and was granted options to purchase 1,150,000 shares of our common stock, of which, 400,000 shares were granted under the option exchange program. During 2002, Mr. Aalaei received no other material compensation or benefits not provided to all executive officers.

Ongoing Review.    The Compensation Committee will be evaluating our compensation policies on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. The Compensation Committee may determine accordingly that it is appropriate to increase salaries, award additional stock options or grants of restricted stock, or provide other short-term or long-term compensation to senior managers, including executive officers.

Compensation Committee of the Board of Directors

Robert C. Hawk

Lip-Bu Tan

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

In addition to Mr. Aalaei, our Chief Executive Officer, and Mr. Hedayat, our President, whose information appears above, set forth below are each of our other executive officers. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Todd DeBonis	38	Vice President, Worldwide Sales and Marketing
William F. Mackenzie	36	Vice President, Operations
Surendra Babu Mandava	44	Vice President and Chief Technology Officer
Farshad Shakib	39	Vice President and General Manager, Access & Network Business Units
Darrel Slack	40	Vice President and Chief Financial Officer

Todd DeBonis served as Vice President, Worldwide Sales from February 2002 to December 2002, when he became Vice President, Worldwide Sales and Marketing. Mr. DeBonis brings more than fourteen years experience in sales and marketing with industry-leading communications equipment and semiconductor companies. Prior to joining Centillium, he was Vice President of Worldwide Sales at Ishoni Networks from July 2000 to February 2002. Prior to joining Ishoni, Mr. DeBonis served as Vice President of Sales and Marketing at Infineon Technologies Corporation and prior to that was President of Viscom, a consultant to several major semiconductor manufacturers. Mr. DeBonis holds a B.S.E.E. from the University of Nevada.

William F. Mackenzie has served as Vice President, Operations since May 1998. Mr. Mackenzie was Corporate Director of Customer Quality and Reliability Systems at LSI Logic from March 1996 to May 1998 and worked at LSI Canada as Director of Operations from August 1990 to March 1996. Mr. Mackenzie also served as Manager of Process Engineering, Motorola Semiconductors, Inc. in Scotland. Mr. Mackenzie holds a B.Sc. (Hon.) in Applied Physics from the University of Strathclyde in Scotland.

Surendra Babu Mandava is one of our co-founders, and served as General Manager, Access and Network Business Units from September 2000 to March 2003, when he became Chief Technology Officer, and has served as a Vice President since December 1999. He had served as our Director of Design Engineering since we commenced operations in February 1997. From November 1992 to February 1997, Mr. Mandava held various positions at Cirrus Logic, including Manager, Integrated Circuit Design. Mr. Mandava holds a M.S. in Electrical Engineering from the Indian Institute of Technology and a B.S. in Electronics & Communications from the Regional Engineering College in Trichy, India.

Farshad Shakib joined Centillium as Vice President and General Manager, Access and Network Business Units in March 2003. Prior to joining Centillium, Mr. Shakib was President & CEO of Aoptix Technologies, a privately-held company, from May 2001 to December 2002. Mr. Shakib also served sixteen years with Nortel Networks in a various positions including CTO and VP of Technology, VP of Strategic Business Development and most recently as Vice President and General Manager of Nortel’s Broadband Access Unit. Mr. Shakib holds a B.Sc. (Hon.) in Computer Engineering from McMaster and Brock Universities in Canada.

Darrel Slack has served as Vice President and Chief Financial Officer since January 2002. He had previously served as Centillium’s Interim CFO since September 2001; he joined Centillium in May 2000 as Director of Business Development. Before joining Centillium, Mr. Slack worked as an investment banker with Credit Suisse First Boston serving clients in the communications semiconductor industry. Prior to CSFB, Mr. Slack worked as an investment banker with Salomon Smith Barney in the general technology practice. Prior to investment banking, he served ten years as a U.S. Air Force officer and pilot. Mr. Slack earned a Bachelor of Science degree in Computer Science from the U.S. Air Force Academy and an MBA from Stanford University.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid to or accrued for our Chief Executive Officer and each of our four other most highly compensated executive officers (our “named executive officers”) for our 2002, 2001 and 2000 fiscal years.

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards Securities Underlying
		Salary	Bonus(1)	Options(2)
Faraj Aalaei Chief Executive Officer	2002 2001 2000	$296,885 272,308 194,923	$3,959 18,750 0	1,150,000 250,000 650,000

Todd DeBonis(3) Vice President, Worldwide Sales and Marketing	2002 2001 2000	195,577 0 0	2,124 0 0	300,000 0 0

Shahin Hedayat President	2002 2001 2000	247,461 231,538 173,731	3,306 15,625 333	680,000 175,000 400,000

Surendra Mandava Vice President, Chief Technology Officer	2002 2001 2000	213,360 198,423 157,842	2,856 13,469 333	405,000 100,000 200,000

Darrel Slack(4) Vice President, Chief Financial Officer	2002 2001 2000	177,000 128,654 60,000	2,393 9,375 0	250,000 40,000 70,000

(1)	The amounts disclosed in the Bonus column represent $3,959, $2,124, $3,306, $2,856, and $2,393 paid to each of Messrs. Aalaei, DeBonis, Hedayat, Mandava, and Slack, respectively, in 2002, pursuant to the Company’s Bonus Plan; $18,750, $15,625, $13,469 and $9,375 paid to each of Messrs. Aalaei, Hedayat, Mandava and Slack, respectively, in 2001 pursuant to the Company’s Bonus Plan; and $333 paid to each of Messrs. Hedayat and Mandava in 2000 in connection with their participation in Centillium’s Patent Bonus Plan.

(2)	Options granted in 2002 to Messrs. Aalaei, Hedayat, Mandava, and Slack include options for 400,000, 575,000, 300,000, and 110,000 shares that were replacement options issued in connection with the 2001 Option Exchange program.

(3)	Mr. DeBonis joined Centillium as Vice President of Worldwide Sales on February 11, 2002. The amount disclosed in the Salary column includes $45,000 in sales commissions paid to Mr. DeBonis during 2002.

(4)	Mr. Slack joined Centillium as Director of Business Development on May 19, 2000. He was appointed Interim Chief Financial Officer on September 10, 2001 and was promoted to Chief Financial Officer effective January 1, 2002.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted to the named executive officers during fiscal year 2002.

	Individual Grants						Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/Sh)	Expiration Date
							5%($)	10%($)
Faraj Aalaei	400,000 500,000 250,000	(1)	4.2 5.2 2.6	% % %	$6.62 6.62 2.56	6/4/12 6/4/12 11/19/12	$1,665,313 2,081,641 402,493	$4,220,220 5,275,288 1,019,995

Todd DeBonis	225,000 75,000		2.3 0.8	% %	9.80 2.56	2/11/12 11/19/12	1,386,713 120,748	3,514,202 305,999

Shahin Hedayat	575,000 105,000	(1)	6.0 1.1	% %	6.62 1.51	6/4/12 9/18/12	2,393,888 99,711	6,066,581 252,688

Surendra Mandava	300,000 105,000	(1)	3.1 1.1	% %	6.62 1.51	6/4/12 9/18/12	1,248,885 99,711	3,165,172 252,688

Darrel Slack	110,000 55,000 85,000	(1)	1.1 0.6 0.9	% % %	6.62 6.62 1.51	6/4/12 6/4/12 9/18/12	457,960 228,980 80,720	1,160,564 580,282 204,556

(1)	Replacement options to purchase common stock granted on June 4, 2002 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price in connection with the Company’s option exchange program as discussed below.

(2)	The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future trading prices of its common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from these option grants. Actual grants, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee’s continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding shares acquired by the named executive officers during 2002 on exercise of stock options and options held by the named executive officers as of December 31, 2002.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Faraj Aalaei	0	$0	777,085	872,915	$0	$0
Todd DeBonis	0	0	0	300,000	0	0
Shahin Hedayat	0	0	256,250	423,750	0	78,750
Surendra Mandava	0	0	133,334	271,666	0	78,750
Darrel Slack	0	0	58,648	191,352	0	63,750

(1)	Based upon the market price of $2.26 per share, which was the closing price of the Company’s common stock on the Nasdaq National Market on December 31, 2002, less the option exercise price payable per share.

2001 Option Exchange

In November 2001 the Company implemented an option exchange program to address the substantial loss in value of the outstanding stock options held by the Company’s employees and the increasing inability of those options to serve as a meaningful incentive for employees to remain in the Company’s employ. Under this program, each domestic employee who held outstanding options to purchase shares of common stock with an exercise price of $10.00 or more per share was given the opportunity to exchange that option for a new option for the same number of shares that would be granted at least six months and one day after the completion of the option exchange program.

On December 3, 2001 the Company accepted for exchange and cancellation options to purchase an aggregate of 5,203,418 shares of the Company’s common stock representing 72% of the options eligible to be tendered under the option exchange program. On June 4, 2002, the Company reissued options to purchase an aggregate of 5,094,918 shares of the Company’s common stock. The exercise price was $6.62 per share, the last reported trading price of the Company’s common stock on the grant date. Each new option issued in exchange for a cancelled option will continue to vest and become exercisable for the option shares in accordance with the same vesting schedule in effect for the cancelled option. Options to purchase an aggregate of 108,500 shares of the Company’s common stock were not reissued due to employment terminations that occurred prior to June 4, 2002.

Of the total number of options tendered under the program, options to purchase 1,385,000 shares were tendered by the executive officers named in the Summary Compensation Table which appears in this Proxy Statement, and options to purchase 170,000 additional shares were tendered by the Company’s other executive officers.

Change of Control Agreements

During 2000, we entered into change of control severance agreements with Faraj Aalaei, our Chief Executive Officer, Shahin Hedayat, our President, and Surendra Mandava, our Chief Technology Officer. Under the terms of the agreements, each of these executive officers is entitled to receive severance benefits if within 18 months following a change of control, as defined in the agreements, (1) the officer terminates his employment with the Company for good reason, as defined in the agreements, (2) the Company terminates his employment without cause, as defined in the agreements or (3) the officer dies or terminates employment due to disability. The severance benefits include a lump sum payment equal to 100% of the officer’s annual base salary in effect immediately prior to the change of control or officer’s termination, whichever is greater, and the accelerated vesting of all of the officer’s then outstanding options to purchase our common stock.

During 2002, we amended the change in control agreement for Mr. Aalaei that was entered into in 2000 (“Original Agreement”). Under the terms of the amendment, this executive officer is entitled to receive severance benefits under the conditions set forth in the Original Agreement equal to 200% of an assumed annual base salary of $375,000, 200% of an annual target bonus equal to an assumed annual base salary of $375,000, and shall have a period of five years following a change in control to exercise vested options at the time of, or which vest as a result of, a change in control.

During 2002, we entered into change of control severance agreements with Todd DeBonis, our Vice President of Worldwide Sales and Marketing, and Darrel Slack, our Chief Financial Officer. Under the terms of the agreements, each of these executive officers is entitled to receive a lump sum severance payment equal to 100% of the officer’s annual base salary in effect immediately prior to the change of control or officer’s termination, whichever is greater, if within 18 months following a change of control, as defined in the agreements, (1) the officer terminates his employment with the Company for good reason, as defined in the agreements or (2) the Company terminates his employment without cause, as defined in the agreements. In addition, under the terms of the agreements, the vesting of each of these officers’ stock options will be accelerated by one year if within 18 months following a change of control, as defined in the agreements, (1) any of the events constituing good reason, as defined in the agreements, occurs or (2) the Company terminates his employment without cause, as defined in the agreements.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Such indemnification agreements will require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock, as of April 18, 2003, by:

•	each person known to us to be the beneficial owner of 5% or more of our common stock;

•	each of our directors and each of our executive officers who is named in the “Executive Officers and Compensation” section above; and

•	our directors and executive officers as a group.

The number of shares beneficially owned by each entity or person is determined under the rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of June 17, 2003, 60 days after April 18, 2003, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

	Amount and Nature of Beneficial Ownership of Common Shares as of 4/18/03
Name or Group of Beneficial Owners	Number	Percent
5% Stockholders
Amalgamated Gadget, L.P.(1)	4,533,900	12.8%
301 Commerce Street
Fort Worth, TX 76102

Kopp Investment Advisors, Inc.(2)	1,909,650	5.4%
7701 France Avenue South
Edina, MN 55435

Royce & Associates, LLC(3)	1,786,700	5.1%
1414 Avenue of the Americas
New York, NY 10019

Directors and Executive Officers
Shahin Hedayat(4)	1,738,185	4.9%
Faraj Aalaei(5)	1,627,026	4.6%
Kamran Elahian(6)	1,246,493	3.5%
Surendra Mandava(7)	872,357	2.5%
William MacKenzie(8)	102,000	*
Darrel Slack(9)	91,839	*
Todd DeBonis(10)	58,333	*
Farshad Shakib	12,000	*
Robert Hawk(11)	101,500	*
Irwin Federman(12)	77,891	*
Lip-Bu Tan(13)	38,000	*
Jere Drummond(14)	35,000	*
All directors and executive officers as a group (12 persons)	6,000,624	17.0%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Pursuant to Section 13(f) of the Securities and Exchange Act of 1934, information for Amalgamated Gadget, L.P. is derived from that company’s Form 13G for the year ended December 31, 2002, filed with the Securities and Exchange Commission on February 10, 2003.

(2)	Pursuant to Section 13(f) of the Securities and Exchange Act of 1934, information for Kopp Investment Advisors, Inc. is derived from that company’s Form 13G for the year ended December 31, 2002, filed with the Securities and Exchange Commission on January 23, 2003.

(3)	Pursuant to Section 13(f) of the Securities and Exchange Act of 1934, information for Royce & Associates, LLC is derived from that company’s Form 13G for the year ended December 31, 2002, filed with the Securities and Exchange Commission on February 3, 2003.

(4)	Includes 319,792 shares underlying options that will vest by June 17, 2003.

(5)	Includes 889,586 shares underlying options that will have vested by June 17, 2003, of which, 104,167 shares underlying options are immediately exercisable subject to a repurchase option by us which lapses as the shares vest. Also includes 75,000 shares held in trust for Mr. Aalaei’s children. Mr. Aalaei disclaims beneficial ownership of the shares held by the trust.

(6)	Includes 195,000 shares owned by the Kamran & Zohreh Elahian Charitable Trust and 300,000 shares subject to a variable forward sale agreement expiring in November 2005. Mr. Elahian disclaims beneficial ownership of the shares held by the Trust and the shares subject to the variable forward sale agreement. Also includes 188,500 shares underlying options that will vest by June 17, 2003.

(7)	Includes 166,667 shares underlying options that will vest by June 17, 2003.

(8)	Includes 48,750 shares underlying options that will vest by June 17, 2003.

(9)	Includes 90,418 shares underlying options that will vest by June 17, 2003.

(10)	Includes 58,333 shares underlying options that will vest by June 17, 2003.

(11)	Includes 37,000 shares underlying options that will vest by June 17, 2003.

(12)	Includes 37,000 shares underlying options that will vest by June 17, 2003.

(13)	Includes 1,000 shares held by the Lip-Bu Tan & Ysa Loo Trust, and 37,000 shares underlying options that will vest by June 17, 2003.

(14)	Includes 35,000 shares underlying options that will vest by June 17, 2003.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plans

The following table provides information as of December 31, 2002 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include the additional shares that may be issuable pursuant to the annual share increase to the 1997 Stock Plan, as amended and restated (“1997 Stock Plan”) or the 2000 Employee Stock Purchase Plan (“Employee Stock Purchase Plan”). The following table provides information regarding the Company’s outstanding stock options in plans approved by stockholders compared to those stock options issued outside of stockholder approved plans as of December 31, 2002:

	Number of Shares to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance(3)
Equity compensation plans approved by stockholders(1)	8,699,683	(3)	$8.09	3,526,116	(4)
Equity compensation plans not approved by stockholders(2)	4,583,057		$7.00	413,943

Total	13,282,740		$7.71	3,940,059

(1)	Consists of the 1997 Stock Plan and the Employee Stock Purchase Plan.

(2)	Consists of the 2001 Nonstatutory Stock Option Plan.

(3)	Excludes purchase rights accruing under the Company’s Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each eligible employee may purchase up to 5,000 shares of common stock at semi-annual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the six-month offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(4)	Includes shares of common stock available for future issuance under the 1997 Stock Plan and Employee Stock Purchase Plan. As of December 31, 2002, 3,026,935 shares of common stock were available for issuance under the 1997 Stock Plan and 499,181 shares of common stock were available for issuance under the Employee Stock Purchase Plan. Both the 1997 Stock Plan and the Employee Stock Purchase Plan contain annual automatic share increase provisions. Accordingly, the number of shares of common stock reserved for issuance under the 1997 Stock Plan and the Employee Stock Purchase Plan will automatically increase on January 1 of each year by an amount equal to six percent (6.0%) and one percent (1.0%), respectively, of the total number of shares of common stock outstanding on such date. On January 1, 2003, the reserves for the 1997 Stock Plan and the Employee Stock Purchase Plan were increased by 2,114,710 shares and 352,451 shares, respectively.

Equity Compensation Plans Not Approved by Stockholders

2001 Nonstatutory Stock Option Plan

In February 2001, the Company adopted the 2001 Nonstatutory Stock Option Plan that authorized the grant of nonstatutory stock options (“options”) to purchase shares of the Company’s common stock. Such shares may be authorized, but unissued, or reacquired common stock. The plan is administered by the Board of Directors or any of its Committees and provides for options to be issued to employees and consultants of the Company only and not to officers and directors, except in connection with an officer’s initial service to the Company. Options generally vest over a period of four years from the date of grant and prices for such options shall be determined by the plan administrator, with the prices generally being not less than the fair value of the common stock at the date of grant. Upon termination of the options holder’s employment, any unvested stock issued shall revert back to the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliated Relationships

In the second quarter of 2000, we invested $990,000 in equity securities of Broadxent, Inc., a majority owned subsidiary of Creative Technology Ltd. In the second quarter of 2001, we wrote down the basis of this investment to zero as a result of impairment in the value of this asset. In the first quarter of 2002, we sold this non-current equity investment for $440,000. The Company also sold $2.5 million of products to Broadxent, Inc. during 2002. Lip-Bu Tan, one of our Directors, is also a director of Creative Technology Ltd.

Irwin Federman, a member of our Board of Directors, is a general partner of U.S. Venture Partners, formerly one of our major stockholders. Lip-Bu Tan, a member of our Board of Directors, is the Chairman of Walden International, also formerly one of our major stockholders. As of 12/31/02, neither U.S. Venture Partners nor Walden International, nor any of their affiliates (other than shares held personally by each of Messrs. Federman and Tan as described above), held any common stock of the Company, based on the Forms 13G filed on 2/13/02 and 2/14/02 by U.S. Venture Partners and Walden International, respectively.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the total cumulative stockholder return on our common stock with the cumulative total return of the Nasdaq National Market Index and the Nasdaq Telecommunications Index for the period from May 24, 2000 (based on the offering price of our stock on our first day of trading on the Nasdaq National Market) through December 31, 2002 and for the JP Morgan H&Q Communications Index from May 24, 2000 through December 31, 2001. The JP Morgan H&Q Communications Index was discontinued in 2002 and, for this reason, this graph does not compare the total return on our common stock with that of the JP Morgan H&Q Communications Index through December 31, 2002. We have added the Nasdaq Telecommunications Index for all periods presented which the Company has not shown in prior years’ proxy statements. Total cumulative stockholder return assumes $100 invested at the beginning of the period in our common stock, the stocks represented in the Nasdaq National Market Index, the stocks represented in the JP Morgan H&Q Communications Index, and the stocks represented in the Nasdaq Telecommunications Index, respectively, and assumes reinvestment of any dividends (we have paid no dividends on our common stock). Historical stock price performance should not be relied upon as indicative of future stock price performance.

COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN

AMONG CENTILLIUM COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE JP MORGAN H&Q COMMUNICATIONS INDEX

AND THE NASDAQ TELECOMMUNICATIONS INDEX

PROPOSAL TWO:    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors has appointed Ernst & Young LLP as our independent auditors to audit our consolidated financial statements for the 2003 fiscal year. During the 2002 fiscal year, Ernst & Young LLP served as our independent auditors and also provided certain tax and other consulting services. Although we are not required to seek stockholder approval of this appointment, our Board of Directors believes it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee of the Board of Directors will investigate the reasons for stockholder rejection and the Board will reconsider the appointment.

Representatives of Ernst & Young LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Audit and Related Fees

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services for the audit of our annual consolidated financial statements for fiscal 2002 and the review of the consolidated financial statements included in our Forms 10-Q for fiscal 2002 were $403,600.

Financial Information Systems Design and Implementation Fees

There were no services rendered nor fees billed by Ernst & Young LLP for financial information systems design and implementation for fiscal 2002.

All Other Fees

The aggregate fees billed to us for all other services rendered by Ernst & Young LLP and its foreign affiliates for fiscal 2002 were $182,511. “All other fees” includes fees of $8,000 for audit-related services involving statutory audits and registration statements, and $174,511 of other fees for tax related services.

The Audit Committee has determined that the provision of services rendered above for all other fees is compatible with maintaining Ernst & Young LLP’s independence.

Required Vote; Recommendation of the Board

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

OTHER INFORMATION

Annual Report

Our Annual Report to Stockholders for fiscal year 2002 was sent to our stockholders together with this proxy statement. Upon written request, we will furnish, without charge, a copy of our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission for our most recent fiscal year, including financial statement schedules but not including the exhibits. Please direct written requests to:

Investor Relations

Centillium Communications, Inc.

47211 Lakeview Boulevard

Fremont, California 94538

Other Business at the Annual Meeting

The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the Board of Directors may recommend.

Method and Cost of Solicitation

The cost of solicitation of proxies will be paid by Centillium. In addition to solicitation by mail, our employees, for no additional compensation, may request the return of proxies personally or by telephone, telecopy or telegram. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based on our review of the copies of such forms received by us, or representations from certain reporting persons, we believe that, for fiscal year 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, with the following exceptions: due to administrative error, Mr. Elahian’s Form 4 due March 10, 2002 relating to two sales of stock was filed late. Due to administrative error, Forms 4 for Messrs. Hedayat, MacKenzie, Mandava, and Slack due on September 20, 2002, reporting option grants to these reporting persons were filed late.

Deadline for Receipt of Stockholder Proposals

Our stockholders may submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2004 annual meeting. Any such stockholder proposals must be submitted in writing to the office of our Chief Financial Officer at the address set forth in the Notice of Annual Meeting immediately preceding this proxy statement, no later than January 7, 2004. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2004 proxy statement.

Alternatively, under our bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2004 proxy statement pursuant to Rule 14a-8 may be submitted in writing to the office of our Chief Financial Officer, for the 2004 annual meeting of stockholders not less than 120 days prior to the anniversary of the date on which we first mail our proxy materials for this year’s annual meeting. For our 2004 annual meeting, this means that any such proposal or nomination will be considered untimely if submitted to us later than January 7, 2004. As described in our bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting.

By Order of the Board of Directors

Arthur F. Schneiderman Secretary

Fremont, California

May 5, 2003

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

CENTILLIUM COMMUNICATIONS, INC.

Purpose:

The purpose of the Audit Committee of the Board of Directors of Centillium Communications, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived there from; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) Nasdaq Rule 4200 and (ii) the rules of the SEC;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

Responsibilities:

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

Minutes:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

Compensation:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Delegation of Authority:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

PROXY	PROXY

CENTILLIUM COMMUNICATIONS

ANNUAL MEETING OF SHAREHOLDERS

June 11, 2003

2:00 p.m. Pacific Time

The undersigned hereby appoints Darrel Slack to act as proxy for the undersigned, and to vote all shares of Common Stock of Centillium Communications, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on June 11, 2003, at 2:00 p.m. Pacific Time, at the Company’s headquarters, 47211 Lakeview Blvd, Fremont, CA 94538 and at any and all adjournments thereof as set forth on the reverse side.

THIS PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS OF CENTILLIUM COMMUNICATIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH OF THE PROPOSALS PRESENTED.

(Continued, and to be marked, dated and signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	The election as directors of all nominees listed (except as marked to the contrary below).

01 Faraj Aalaei 02 Jere Drummond 03 Shahin Hedayat	FOR ☐	WITHHOLD FOR ALL ☐

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name on the line provided below.

2. The ratification of the appointment of Ernst & Young LLP as independent auditors of Centillium Communications, Inc. for the year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy is revocable and will be voted as directed. If no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by Darrel Slack in his best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy statement dated May 5, 2003 and of the Annual Report to Shareholders.

PLEASE COMPLETE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature	Signature	Date , 2003

NOTE: Please sign as name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

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